CONSENT OF EXPERT

Mr. David Reeves
Mineral Transport Solution (Pty) Ltd
PO Box 3987 Dainfern
Johannesburg, South Africa

To: US Securities and Exchange Commission

Re: Anooraq Resources Corporation Form on 20F for the Fiscal year ended December 31, 2004

I, David Reeves, MAusIMM., hereby certify that I have read the disclosure in connection with the Boikgantsho Joint Venture Property contained in the subject 20F and hereby consent to the reference to myself as a named expert in the written disclosure in the Form 20F of Anooraq Resources Corporation.

Dated this 15 day of June, 2005.

/s/ David Reeves
_______________________________________
David Reeves
Mineral Transport Solutions (Pty) Ltd.